Exhibit 99.1

Hewlett Packard Enterprise
1701 E. Mossy Oaks Road
Spring, TX 77389-1767

hpe.com

News Release
Hewlett Packard Enterprise reports Q4 results to close impressive fiscal 2023; raises dividend in fiscal 2024
•Driven by strong revenue performance due to momentum in addressing market trends in Edge, Hybrid Cloud, and AI
•Delivered strong full-year cash flow from operations, record-breaking gross margin and free cash flow

Fiscal 2023 Full-Year Financial Results
•Revenue: $29.1 billion, up 2% and 5.5% in constant currency(1) from the prior-year period
•Gross margins:
◦GAAP of 35.1%, up 170 basis points from the prior-year period
◦Non-GAAP(1) of 35.3%, up 140 basis points from the prior-year period
•Diluted net earnings per share (“EPS”):
◦GAAP of $1.54, up 133% from the prior-year period, which included a non-cash goodwill impairment charge of $905 million
◦Non-GAAP(1) of $2.15, up 6% from the prior-year period, and at the high-end of the guidance provided at our 2023 Securities Analyst Meeting
•Cash flow from operations: $4.4 billion, down $165 million from the prior-year period
•Free cash flow(1)(3): $2.2 billion, up $444 million from the prior-year period
•Capital returns to shareholders: $1.0 billion in the form of dividends and share repurchases
Fourth Quarter Fiscal 2023 Financial Results
•Revenue: $7.4 billion, down 7% from the prior-year period and 6% in constant currency(1)
•Annualized revenue run-rate (“ARR”)(2): $1.3 billion, up 39% from the prior-year period and 37% in constant currency(1)

•Gross margins:
◦GAAP of 34.8%, up 190 basis points from the prior-year period and down 100 basis points sequentially
◦Non-GAAP(1) of 34.8%, up 170 basis points from the prior-year period and down 110 basis points sequentially
•Diluted net EPS:
◦GAAP of $0.49, up 313% from the prior-year period, which included a non-cash goodwill impairment charge of $905 million, and up 40% sequentially, exceeding the high-end of our guidance range of $0.30 to $0.34
◦Non-GAAP(1) of $0.52, down 9% from the prior-year period and up 6% sequentially, at the high-end of our guidance range of $0.48 to $0.52
•Cash flow from operations: $2.8 billion, a decrease of $193 million from the prior-year period
•Free cash flow(1)(3): $2.3 billion, up $326 million from the prior-year period
•Capital returns to shareholders: $209 million in the form of dividends and share repurchases

HOUSTON – November 28, 2023 – Hewlett Packard Enterprise (NYSE: HPE) today announced financial results for the fourth quarter and full year ended October 31, 2023.
"In fiscal year 2023, HPE clearly demonstrated that our strategic investments and extraordinary innovation across the growth areas of Edge, Hybrid Cloud, and AI are resonating with customers,” said Antonio Neri, president and CEO of Hewlett Packard Enterprise. “We delivered record performance against key financial metrics this year. Our steady execution resulted in higher revenue, further margin expansion, larger operating profit, and record-breaking non-GAAP diluted net earnings per share and free cash flow. As we continue to capitalize on growing market opportunities – particularly as customer interest in AI continues to explode – I am confident in our ability to deliver substantial returns to our shareholders, hence why we are raising the dividend in FY 2024.”

“The progress we’re making aligned to our edge-to-cloud strategy is evident in our top and bottom-line results,” said Jeremy Cox, senior vice president and interim CFO of Hewlett Packard Enterprise. “Given our disciplined execution and focus, we closed Q4 and fiscal year 2023 strong within an uneven IT market. We see promising indicators of continued demand in the areas of the market we are prioritizing, especially in AI.”

Fourth Quarter Fiscal 2023 Segment Results
•Intelligent Edge revenue was $1.4 billion, up 41% from the prior-year period in actual dollars and 40% in constant currency(1), with 29.5% operating profit margin, compared to 13.3% in the prior-year period.
•High Performance Computing & Artificial Intelligence (“HPC & AI”) revenue was $1.2 billion, up 37% from the prior-year period in actual dollars and 38% in constant currency(1), with 4.7% operating profit margin, compared to 3.5% from the prior-year period.
•Compute revenue was $2.6 billion, down 31% from the prior-year period in actual dollars and 30% in constant currency(1), with 9.8% operating profit margin, compared to 14.9% from the prior-year period.

•Storage revenue was $1.1 billion, down 13% from the prior-year period in actual dollars and 12% in constant currency(1), with 8.1% operating profit margin, compared to 15.4% from the prior-year period.
•Financial Services revenue was $876 million, up 2% from the prior-year period in actual dollars and flat in constant currency(1), with 8.9% operating profit margin, compared to 11.1% from the prior-year period. Net portfolio assets of $13.1 billion, up 4.3% from the prior-year period in actual dollars and up 2.2% in constant currency(1). The business delivered return on equity of 15.3%, down 2.7 points from the prior-year period.
Dividend
The HPE Board of Directors declared a regular cash dividend of $0.13 per share on the company’s common stock, payable on January 11, 2024, to stockholders of record as of the close of business on December 13, 2023.
Outlook
•Revenue: Estimates first quarter fiscal 2024 revenue to be in the range of $6.9 billion to $7.3 billion, and reiterates fiscal 2024 revenue growth to be in the range of 2% to 4% in constant currency(1)
•ARR(2): Reiterates our 2023 HPE Securities Analyst Meeting ARR guidance of 35% to 45% Compounded Annual Growth Rate from fiscal 2022 to fiscal 2026
•Diluted net EPS:
◦Estimates first quarter fiscal 2024 GAAP diluted net EPS to be in the range of $0.24 to $0.32 and non-GAAP diluted net EPS to be in the range of $0.42 to $0.50. First quarter fiscal 2024 non-GAAP diluted net EPS estimates exclude after-tax adjustments of $0.18 per share, primarily related to stock-based compensation expense, amortization of intangible assets, H3C income, transformation costs and acquisition, disposition and other related charges.
◦Estimates fiscal 2024 GAAP diluted net EPS to be in the range of $1.81 to $2.01 and reiterates non-GAAP diluted net EPS to be in the range of $1.82 to $2.02. Fiscal 2024 non-GAAP diluted net EPS estimates exclude after-tax adjustments of $0.01 per share, primarily related to stock-based compensation expense, amortization of intangible assets, transformation costs, acquisition, disposition and other related charges, structural tax rate adjustments, H3C income, and adjustments related to the sale of H3C.
•GAAP operating profit growth: Estimates fiscal 2024 GAAP operating profit growth to be in the range of 15% to 21%
•Non-GAAP operating profit(4) growth: Estimates fiscal 2024 non-GAAP operating profit growth to be in the range of 3% to 5%
•Fiscal 2024 free cash flow (1)(3)(5): Reiterates guidance to be in the range of $1.9 billion to $2.1 billion
•Fiscal 2024 capital returns to shareholders: Returning approximately 65% - 75% of free cash flow to shareholders in dividends and share repurchases

1 A description of HPE’s use of non-GAAP financial information is provided below under “Use of non-GAAP financial information and key performance metrics.”
2 Annualized Revenue Run-Rate (“ARR”) is a financial metric used to assess the growth of the Consumption Services offerings. ARR represents the annualized revenue of all net HPE GreenLake edge-to-cloud platform services revenue, related financial services revenue (which includes rental income from operating leases and interest income from finance leases), and software-as-a-Service, software consumption revenue, and other as-a-Service offerings, recognized during a quarter and multiplied by four. We use ARR as a performance metric. ARR should be viewed independently of net revenue and is not intended to be combined with it.
3 Free cash flow represents cash flow from operations, less net capital expenditures (investments in property, plant & equipment (“PP&E”) less proceeds from the sale of PP&E) and adjusted for the effect of exchange rate fluctuations on cash, cash equivalents, and restricted cash.
4 Non-GAAP operating profit excludes costs of approximately $0.9 billion primarily related to stock-based compensation expense, amortization of intangible assets, transformation costs, and acquisition, disposition and other related charges.
5 Hewlett Packard Enterprise provides certain guidance on a non-GAAP basis. In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, Hewlett Packard Enterprise is unable to provide a reconciliation to the most directly comparable GAAP financial measure without unreasonable efforts, as the Company cannot predict some elements that are included in such directly comparable GAAP financial measure. These elements could have a material impact on the Company’s reported GAAP results for the guidance period. Refer to the discussion of non-GAAP financial measures below for more information.

About Hewlett Packard Enterprise
Hewlett Packard Enterprise (NYSE: HPE) is the global edge-to-cloud company that helps organizations accelerate outcomes by unlocking value from all of their data, everywhere. Built on decades of reimagining the future and innovating to advance the way people live and work, HPE delivers unique, open and intelligent technology solutions as a service. With offerings spanning Cloud Services, Compute, High Performance Computing & AI, Intelligent Edge, Software, and Storage, HPE provides a consistent experience across all clouds and edges, helping customers develop new business models, engage in new ways, and increase operational performance. For more information, visit: www.hpe.com.
Media Contact:
Laura Keller
Laura.Keller@hpe.com
Investor Contact:
Jeff Kvaal
investor.relations@hpe.com

Use of non-GAAP financial information and key performance metrics

To supplement Hewlett Packard Enterprise’s condensed consolidated financial statement information presented on a generally accepted accounting principles (“GAAP”) basis, Hewlett Packard Enterprise provides financial measures, including revenue on a constant currency basis (including at the business segment level), non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin (non-GAAP earnings from operations as a percentage of net revenue), non-GAAP income tax rate, non-GAAP net earnings, non-GAAP diluted net earnings per share and free cash flow. Hewlett Packard Enterprise also provides forecasts of revenue growth on a constant currency basis, non-GAAP diluted net earnings per share, non-GAAP operating profit growth, and free cash flow. Reconciliations of each of these non-GAAP financial measures to their most directly comparable GAAP measures for this quarter and prior periods are included in the tables below or elsewhere in the materials accompanying this news release. In addition an explanation of the ways in which Hewlett Packard Enterprise’s management uses these non-GAAP measures to evaluate its business, the substance behind Hewlett Packard Enterprise’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Hewlett Packard Enterprise’s management compensates for those limitations, and the substantive reasons why Hewlett Packard Enterprise’s management believes that these non-GAAP measures provide supplemental useful information to investors is included further below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for revenue, gross profit, gross profit margin, operating profit (earnings from operations), operating profit margin (earnings from operations as a percentage of net revenue), net earnings, diluted net earnings per share, and cash flow from operations prepared in accordance with GAAP.
In addition to the supplemental non-GAAP financial information, Hewlett Packard Enterprise also presents annualized revenue run-rate ("ARR") and as-a-Service ("AAS") orders as performance metrics. ARR is a financial metric used to assess the growth of the Consumption Services offerings. ARR represents the annualized revenue of all net HPE GreenLake edge-to-cloud platform services revenue, related financial services revenue (which includes rental income for operating leases and interest income from finance leases), and Software-as-a-Service ("SaaS"), software consumption revenue, and other as-a-Service offerings recognized during a quarter and multiplied by four. AAS orders are an overlay across all business segments contributing to HPE's consumption-based services (both recurring and non-recurring revenues), and includes hardware, as well as HPE GreenLake as-a-Service, Aruba SaaS, Storage SaaS, and other Software assets. ARR & AAS orders should be viewed independently of net revenue and deferred revenue and are not intended to be combined with any of these items.

Forward-looking statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties, and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise Company and its consolidated subsidiaries ("Hewlett Packard Enterprise") may differ materially from those expressed or implied by such forward-looking statements and assumptions. The words "believe", "expect", "anticipate", "optimistic", "intend", "guides", "will", "estimates", "may", "could", "should", and similar expressions are intended to identify such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any anticipated financial or operational benefits associated with the recent segment realignment; any projections or expectations of revenue, margins, expenses (including stock-based compensation expenses), investments, net earnings, net earnings per share, cash flows, liquidity and capital resources, inventory, order book, share repurchases, dividends, currency exchange rates, amortization of intangible assets, or other financial items; any projections or estimations of orders, including as-a-service orders; any projections of the amount, execution, timing, and results of any transformation or impact of cost savings or restructuring plans, including estimates and assumptions related to the anticipated benefits, cost savings, or charges of implementing such transformation and restructuring plans; any statements of the plans, strategies, and objectives of management for future operations, as well as the execution and consummation of corporate transactions or contemplated acquisitions and dispositions (including but not limited to the disposition of H3C shares and the receipt of proceeds therefrom), research and development expenditures, and any resulting benefit, cost savings, charges, or revenue or profitability improvements; any statements concerning the expected development, performance, market share, or competitive performance relating to products or services; any statements concerning technological and market trends, the pace of technological innovation, and adoption of new technologies, including artificial intelligence and other products and services offered by Hewlett Packard Enterprise; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on Hewlett Packard Enterprise and our financial performance, including but not limited to demand for our products and services; any statements of expectation or belief, including those relating to future guidance and the financial performance of Hewlett Packard Enterprise; and any statements of assumptions underlying any of the foregoing.

Risks, uncertainties and assumptions include the need to address the many challenges facing Hewlett Packard Enterprise's businesses; the competitive pressures faced by Hewlett Packard Enterprise's businesses; risks associated with executing Hewlett Packard Enterprise's strategy; the impact of macroeconomic and geopolitical trends and events, including but not limited to financial sector volatility, supply chain constraints, the inflationary environment, the ongoing conflicts between Russia and Ukraine and between Israel and Hamas, and the relationship between China and the U.S.; the need to effectively manage third-party suppliers and distribute Hewlett Packard Enterprise's products and services; the protection of Hewlett Packard Enterprise's intellectual property assets, including intellectual property licensed from third parties and intellectual property shared with its former parent; risks associated with Hewlett Packard Enterprise's international operations (including public health crises, such as pandemics or epidemics, and geopolitical events, such as, but not limited to, those mentioned above); the development of and transition to new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends (including the desirability of a unified hybrid cloud offering); the execution of Hewlett Packard Enterprise’s ongoing transformation and mix shift of its portfolio of offerings; the execution and performance of contracts by Hewlett Packard Enterprise and its suppliers, customers, clients, and partners, including any impact thereon resulting from macroeconomic or geopolitical events, such as, but not limited to, those mentioned above; the prospect of a shutdown of the U.S. federal government; the hiring and retention of key employees; the execution, integration, consummation, and other risks associated with business combination, disposition, and investment transactions; the impact of changes to privacy, cybersecurity, environmental, global trade, and other governmental regulations; changes in our product, lease, intellectual property, or real estate portfolio; the payment or non-payment of a dividend for any period; the efficacy of using non-GAAP, rather than GAAP, financial measures in business projections and planning; the judgments required in connection with determining revenue recognition; impact of company policies and related compliance; utility of segment realignments; allowances for recovery of receivables and warranty obligations; provisions for, and resolution of, pending investigations, claims, and disputes; the impacts of the Inflation Reduction Act of 2022 and related guidance or regulations; and other risks that are described herein, including but not limited to the risks described in Hewlett Packard Enterprise’s Annual Report on Form 10-K for the fiscal year ended October 31, 2022, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and in other filings made by Hewlett Packard Enterprise from time to time with the Securities and Exchange Commission.

As in prior periods, the financial information set forth in this press release, including tax-related items, reflects estimates based on information available at this time. While Hewlett Packard Enterprise believes these estimates to be reasonable, these amounts could differ materially from reported amounts in the Hewlett Packard Enterprise Annual Report on Form 10-K for the fiscal year ended October 31, 2023. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements, except as required by applicable law.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Condensed Consolidated Statements of Earnings (Unaudited)

	For the three months ended
	October 31, 2023	July 31, 2023	October 31, 2022
	In millions, except per share amounts
Net revenue	$7,351	$7,002	$7,871
Costs and Expenses:
Cost of sales	4,792	4,492	5,278
Research and development	578	578	515
Selling, general and administrative	1,332	1,302	1,262
Amortization of intangible assets	72	72	73
Impairment of goodwill(1)	—	—	905
Transformation costs	56	65	184
Disaster (recovery) charges	(4)	1	(1)
Acquisition, disposition and other related charges	18	21	(6)
Total costs and expenses	6,844	6,531	8,210
Earnings (loss) from operations	507	471	(339)
Interest and other, net	(27)	(50)	(109)
Tax indemnification and other adjustments	5	45	(20)
Non-service net periodic benefit (cost) credit	(1)	(3)	28
Earnings from equity interests	65	73	83
Earnings (loss) before provision for taxes	549	536	(357)
(Provision) benefit for taxes	93	(72)	53
Net earnings (loss)	$642	$464	$(304)
Net Earnings (Loss) Per Share:
Basic	$0.50	$0.36	$(0.23)
Diluted	$0.49	$0.35	$(0.23)
Cash dividends declared per share	$0.12	$0.12	$0.12
Weighted-average Shares Used to Compute Net Earnings (Loss) Per Share:
Basic	1,295	1,299	1,296
Diluted	1,315	1,316	1,296

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Condensed Consolidated Statements of Earnings (Unaudited)

	Year Ended
	October 31, 2023	October 31, 2022
	In millions, except per share amounts
Net revenue	$29,135	$28,496
Costs and Expenses:
Cost of sales	18,896	18,990
Research and development	2,349	2,045
Selling, general and administrative	5,160	4,941
Amortization of intangible assets	288	293
Impairment of goodwill(1)	—	905
Transformation costs	283	473
Disaster charges	1	48
Acquisition, disposition and other related charges	69	19
Total costs and expenses	27,046	27,714
Earnings from operations	2,089	782
Interest and other, net	(156)	(188)
Tax indemnification and other adjustments	55	(67)
Non-service net periodic benefit (cost) credit	(3)	134
Earnings from equity interests	245	215
Earnings before provision for taxes	2,230	876
Provision for taxes	(205)	(8)
Net earnings	$2,025	$868
Net Earnings Per Share:
Basic	$1.56	$0.67
Diluted	$1.54	$0.66
Cash dividends declared per share	$0.48	$0.48
Weighted-average Shares Used to Compute Net Earnings Per Share:
Basic	1,299	1,303
Diluted	1,316	1,322

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP measures (Unaudited)

	For the three months ended
	October 31, 2023	July 31, 2023	October 31, 2022
	Dollars in millions
GAAP net revenue	$7,351	$7,002	$7,871
GAAP cost of sales	4,792	4,492	5,278
GAAP gross profit	2,559	2,510	2,593
Non-GAAP Adjustments
Amortization of initial direct costs	—	—	1
Stock-based compensation expense	9	9	8
Disaster recovery	(10)	(3)	—
Non-GAAP gross profit	$2,558	$2,516	$2,602

GAAP gross profit margin	34.8%	35.8%	32.9%
Non-GAAP adjustments	—%	0.1%	0.2%
Non-GAAP gross profit margin	34.8%	35.9%	33.1%

	Year Ended
	October 31, 2023	October 31, 2022
	Dollars in millions
GAAP net revenue	$29,135	$28,496
GAAP cost of sales	18,896	18,990
GAAP gross profit	$10,239	$9,506
Non-GAAP Adjustments
Amortization of initial direct costs	$—	$4
Stock-based compensation expense	47	46
Disaster (recovery) charges	(13)	111
Non-GAAP gross profit	$10,273	$9,667

GAAP gross profit margin	35.1%	33.4%
Non-GAAP adjustments	0.2%	0.5%
Non-GAAP gross profit margin	35.3%	33.9%

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP measures (Unaudited)

	For the three months ended
	October 31, 2023	July 31, 2023	October 31, 2022
	Dollars in millions
GAAP earnings (loss) from operations	$507	$471	$(339)
Non-GAAP Adjustments
Amortization of initial direct costs	—	—	1
Amortization of intangible assets	72	72	73
Impairment of goodwill(1)	—	—	905
Transformation costs	56	65	184
Disaster recovery	(14)	(2)	(1)
Stock-based compensation expense	71	91	85
Acquisition, disposition and other related charges	18	21	(6)
Non-GAAP earnings from operations	$710	$718	$902

GAAP operating profit margin	6.9%	6.7%	(4.3)%
Non-GAAP adjustments	2.8%	3.6%	15.8%
Non-GAAP operating profit margin	9.7%	10.3%	11.5%

	Year Ended
	October 31, 2023	October 31, 2022
	Dollars in millions
GAAP earnings from operations	$2,089	$782
Non-GAAP Adjustments
Amortization of initial direct costs	—	4
Amortization of intangible assets	288	293
Impairment of goodwill(1)	—	905
Transformation costs	283	473
Disaster (recovery) charges	(12)	159
Stock-based compensation expense	428	391
Acquisition, disposition and other related charges	69	19
Non-GAAP earnings from operations	$3,145	$3,026

GAAP operating profit margin	7.2%	2.7%
Non-GAAP adjustments	3.6%	7.9%
Non-GAAP operating profit margin	10.8%	10.6%

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP measures (Unaudited)
	For the three months ended
	October 31, 2023	Diluted net earnings per share	July 31, 2023	Diluted net earnings per share	October 31, 2022	Diluted net earnings per share
	Dollars in millions, except per share amounts
GAAP net earnings (loss)	$642	$0.49	$464	$0.35	$(304)	$(0.23)
Non-GAAP Adjustments:
Amortization of initial direct costs	—	—	—	—	1	—
Amortization of intangible assets	72	0.05	72	0.05	73	0.06
Impairment of goodwill(1)	—	—	—	—	905	0.68
Transformation costs	56	0.05	65	0.05	184	0.14
Disaster recovery	(14)	(0.01)	(2)	—	(1)	—
Stock-based compensation expense	71	0.05	91	0.07	85	0.07
Acquisition, disposition and other related charges	18	0.01	21	0.02	(6)	—
Tax indemnification and other adjustments	(5)	—	(45)	(0.03)	20	0.02
Non-service net periodic benefit cost (credit)	1	—	3	—	(28)	(0.02)
Earnings from equity interests	2	—	2	—	3	—
Impairment of investment	40	0.03	—	—	—	—
Adjustments for taxes	(203)	(0.15)	(32)	(0.02)	(177)	(0.15)
Non-GAAP net earnings	$680	$0.52	$639	$0.49	$755	$0.57

	Year Ended
	October 31, 2023	Diluted net earnings per share	October 31, 2022	Diluted net earnings per share
	Dollars in millions, except per share amounts
GAAP net earnings	$2,025	$1.54	$868	$0.66
Non-GAAP Adjustments:
Amortization of initial direct costs	—	—	4	—
Amortization of intangible assets	288	0.22	293	0.22
Impairment of goodwill(1)	—	—	905	0.69
Transformation costs	283	0.22	473	0.36
Disaster (recovery) charges	(12)	(0.01)	159	0.12
Stock-based compensation expense	428	0.33	391	0.30
Acquisition, disposition and other related charges	69	0.05	19	0.01
Tax indemnification and other adjustments	(55)	(0.04)	67	0.05
Non-service net periodic benefit cost (credit)	3	—	(134)	(0.10)
Earnings from equity interests(2)	18	0.01	45	0.03
Impairment of investment	40	0.03	—	—
Adjustments for taxes	(255)	(0.20)	(426)	(0.32)
Non-GAAP net earnings	$2,832	$2.15	$2,664	$2.02

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP measures (Unaudited)

	For the three months ended
	October 31, 2023	July 31, 2023	October 31, 2022
	In millions
Net cash provided by operating activities	$2,843	$1,525	$3,036
Investment in property, plant and equipment	(675)	(671)	(1,000)
Proceeds from sale of property, plant and equipment	255	102	238
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(102)	(1)	(279)
Free cash flow	$2,321	$955	$1,995

	Year Ended
	October 31, 2023	October 31, 2022
	In millions
Net cash provided by operating activities	$4,428	$4,593
Investment in property, plant and equipment	(2,828)	(3,122)
Proceeds from sale of property, plant and equipment	602	602
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	36	(279)
Free cash flow	$2,238	$1,794

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Condensed Consolidated Balance Sheets

	As of
	October 31, 2023	October 31, 2022
	(Unaudited)	(Audited)
	In millions, except par value
ASSETS
Current Assets:
Cash and cash equivalents	$4,270	$4,163
Accounts receivable, net of allowances	3,481	4,101
Financing receivables, net of allowances	3,543	3,522
Inventory	4,607	5,161
Other current assets	3,047	3,559
Total current assets	18,948	20,506
Property, plant and equipment	5,989	5,784
Long-term financing receivables and other assets	11,377	10,537
Investments in equity interests	2,197	2,160
Goodwill and intangible assets	18,642	18,136
Total assets	$57,153	$57,123
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable and short-term borrowings	$4,868	$4,612
Accounts payable	7,136	8,717
Employee compensation and benefits	1,724	1,401
Taxes on earnings	155	176
Deferred revenue	3,658	3,451
Accrued restructuring	180	192
Other accrued liabilities	4,161	4,625
Total current liabilities	21,882	23,174
Long-term debt	7,487	7,853
Other non-current liabilities	6,546	6,187

Stockholders’ Equity
Common stock, $0.01 par value (9,600 shares authorized; 1,283 and 1,281 shares issued and outstanding as of October 31, 2023 and October 31, 2022, respectively)	13	13
Additional paid-in capital	28,199	28,299
Accumulated deficit	(3,946)	(5,350)
Accumulated other comprehensive loss	(3,084)	(3,098)
Total HPE stockholders’ equity	21,182	19,864
Non-controlling interests	56	45
Total stockholders’ equity	21,238	19,909
Total liabilities and stockholders’ equity	$57,153	$57,123

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (Unaudited)
	Year Ended
	October 31, 2023	October 31, 2022
	In millions
Cash Flows from Operating Activities:
Net earnings	$2,025	$868
Adjustments to Reconcile Net Earnings to Net Cash Provided by Operating Activities:
Depreciation and amortization	2,616	2,480
Impairment of goodwill	—	905
Stock-based compensation expense	428	391
Provision for inventory and credit losses	230	262
Restructuring charges	242	214
Deferred taxes on earnings	(67)	(249)
Earnings from equity interests(2)	(245)	(215)
Dividends received from equity investees	200	197
Other, net	31	310
Changes in Operating Assets and Liabilities, Net of Acquisitions:
Accounts receivable	577	(186)
Financing receivables	(607)	694
Inventory	400	(713)
Accounts payable	(1,655)	1,707
Taxes on earnings	(34)	150
Restructuring	(275)	(334)
Other assets and liabilities	562	(1,888)
Net cash provided by operating activities	4,428	4,593
Cash Flows from Investing Activities:
Investment in property, plant and equipment	(2,828)	(3,122)
Proceeds from sale of property, plant and equipment	602	602
Purchases of investments	(15)	(55)
Proceeds from maturities and sales of investments	9	262
Financial collateral posted	(1,443)	(148)
Financial collateral received	1,152	374
Payments made in connection with business acquisitions, net of cash acquired	(761)	—
Net cash used in investing activities	(3,284)	(2,087)
Cash Flows from Financing Activities:
Short-term borrowings with original maturities less than 90 days, net	(47)	100
Proceeds from debt, net of issuance costs	4,725	3,296
Payment of debt	(4,887)	(3,992)
Cash settlement for derivative hedging debt	(7)	(8)
Net payments related to stock-based award activities	(106)	(53)
Repurchase of common stock	(421)	(512)
Cash dividends paid to non-controlling interests, net of contributions	—	(6)
Cash dividends paid to shareholders	(619)	(621)
Net cash used in financing activities	(1,362)	(1,796)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	36	(279)
(Decrease) increase in cash, cash equivalents and restricted cash	(182)	431
Cash, cash equivalents and restricted cash at beginning of period	4,763	4,332
Cash, cash equivalents and restricted cash at end of period	$4,581	$4,763

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Segment Information (Unaudited)

	For the three months ended
	October 31, 2023	July 31, 2023	October 31, 2022
	In millions
Net Revenue:
Compute(3)	$2,595	$2,624	$3,768
High Performance Computing & Artificial Intelligence	1,181	836	862
Storage(3)	1,111	1,074	1,274
Intelligent Edge	1,358	1,415	965
Financial Services	876	873	857
Corporate Investments and other	343	318	303
Total segment net revenue	7,464	7,140	8,029
Elimination of intersegment net revenue	(113)	(138)	(158)
Total consolidated net revenue	$7,351	$7,002	$7,871

Earnings Before Taxes:
Compute(3)	$255	$285	$560
High Performance Computing & Artificial Intelligence	55	(7)	30
Storage(3)	90	115	196
Intelligent Edge	401	420	128
Financial Services	78	73	95
Corporate Investments and other	(32)	(38)	(26)
Total segment earnings from operations	847	848	983

Unallocated corporate costs and eliminations	(137)	(130)	(81)
Stock-based compensation expense	(71)	(91)	(85)
Amortization of initial direct costs	—	—	(1)
Amortization of intangible assets	(72)	(72)	(73)
Impairment of goodwill	—	—	(905)
Transformation costs	(56)	(65)	(184)
Disaster recovery	14	2	1
Acquisition, disposition and other related charges	(18)	(21)	6
Interest and other, net	(27)	(50)	(109)
Tax indemnification and other adjustments	5	45	(20)
Non-service net periodic benefit (cost) credit	(1)	(3)	28
Earnings from equity interests	65	73	83
Total pretax earnings (loss)	$549	$536	$(357)

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Segment Information (Unaudited)

	Year Ended
	October 31, 2023	October 31, 2022
	In millions
Net Revenue:
Compute(3)	$11,436	$12,850
High Performance Computing & Artificial Intelligence	3,913	3,192
Storage(3)	4,415	4,603
Intelligent Edge	5,204	3,674
Financial Services	3,480	3,339
Corporate Investments and other	1,250	1,255
Total segment net revenue	29,698	28,913
Elimination of intersegment net revenue	(563)	(417)
Total consolidated net revenue	$29,135	$28,496

Earnings Before Taxes:
Compute(3)	$1,569	$1,821
High Performance Computing & Artificial Intelligence	47	11
Storage(3)	429	641
Intelligent Edge	1,419	549
Financial Services	317	399
Corporate Investments and other	(172)	(92)
Total segment earnings from operations	3,609	3,329

Unallocated corporate costs and eliminations	(464)	(303)
Stock-based compensation expense	(428)	(391)
Amortization of initial direct costs	—	(4)
Amortization of intangible assets	(288)	(293)
Impairment of goodwill(1)	—	(905)
Transformation costs	(283)	(473)
Disaster recovery (charges)	12	(159)
Acquisition, disposition and other related charges	(69)	(19)
Interest and other, net	(156)	(188)
Tax indemnification and other adjustments	55	(67)
Non-service net periodic benefit (cost) credit	(3)	134
Earnings from equity interests(2)	245	215
Total consolidated earnings before taxes	$2,230	$876

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Segment Information (Unaudited)

	For the three months ended			Change (%)
	October 31, 2023	July 31, 2023	October 31, 2022	Q/Q	Y/Y
	Dollars in millions
Net Revenue:
Compute(3)	$2,595	$2,624	$3,768	(1%)	(31%)
High Performance Computing & Artificial Intelligence	1,181	836	862	41	37
Storage(3)	1,111	1,074	1,274	3	(13)
Intelligent Edge	1,358	1,415	965	(4)	41
Financial Services	876	873	857	—	2
Corporate Investments and other	343	318	303	8	13
Total segment net revenue	7,464	7,140	8,029	5	(7)
Elimination of intersegment net revenue	(113)	(138)	(158)	(18)	(29)
Total consolidated net revenue	$7,351	$7,002	$7,871	5%	(7%)

	Year Ended
	October 31, 2023	October 31, 2022	Y/Y
	Dollars in millions
Net Revenue:
Compute(3)	$11,436	$12,850	(11%)
High Performance Computing & Artificial Intelligence	3,913	3,192	23
Storage(3)	4,415	4,603	(4)
Intelligent Edge	5,204	3,674	42
Financial Services	3,480	3,339	4
Corporate Investments and other	1,250	1,255	—
Total segment net revenue	29,698	28,913	3
Elimination of intersegment net revenue	(563)	(417)	35
Total consolidated net revenue	$29,135	$28,496	2%

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Segment Operating Margin Summary Data (Unaudited)

	For the three months ended			Change in operating profit margin (pts)
	October 31, 2023	July 31, 2023	October 31, 2022	Q/Q	Y/Y
Segment Operating Profit Margin:
Compute(3)	9.8%	10.9%	14.9%	(1.1)	(5.1)
High Performance Computing & Artificial Intelligence	4.7%	(0.8)%	3.5%	5.5	1.2
Storage(3)	8.1%	10.7%	15.4%	(2.6)	(7.3)
Intelligent Edge	29.5%	29.7%	13.3%	(0.2)	16.2
Financial Services	8.9%	8.4%	11.1%	0.5	(2.2)
Corporate Investments and other	(9.3%)	(11.9%)	(8.6%)	2.6	(0.7)
Total segment operating profit margin	11.3%	11.9%	12.2%	(0.6)	(0.9)

	Year Ended		Change in operating profit margin (pts)
	October 31, 2023	October 31, 2022	Y/Y
Segment Operating Profit Margin:
Compute(3)	13.7%	14.2%	(0.5)
High Performance Computing & Artificial Intelligence	1.2%	0.3%	0.9
Storage(3)	9.7%	13.9%	(4.2)
Intelligent Edge	27.3%	14.9%	12.4
Financial Services	9.1%	11.9%	(2.8)
Corporate Investments and other	(13.8%)	(7.3%)	(6.5)
Total segment operating profit margin	12.2%	11.5%	0.7

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Calculation of Diluted Net Earnings Per Share (Unaudited)

	For the three months ended
	October 31, 2023	July 31, 2023	October 31, 2022
	In millions, except per share amounts
Numerator:
GAAP net earnings (loss)	$642	$464	$(304)
Non-GAAP net earnings	$680	$639	$755

Denominator:
Weighted-average shares used to compute basic net earnings per share	1,295	1,299	1,296
Dilutive effect of employee stock plans(4)	20	17	18
Weighted-average shares used to compute diluted net earnings per share	1,315	1,316	1,314

GAAP Net Earnings (loss) Per Share
Basic	$0.50	$0.36	$(0.23)
Diluted(4)	$0.49	$0.35	$(0.23)

Non-GAAP Net Earnings Per Share
Basic	$0.53	$0.49	$0.58
Diluted	$0.52	$0.49	$0.57

	Year Ended
	October 31, 2023	October 31, 2022
	In millions, except per share amounts
Numerator:
GAAP net earnings	$2,025	$868
Non-GAAP net earnings	$2,832	$2,664

Denominator:
Weighted-average shares used to compute basic net earnings per share	1,299	1,303
Dilutive effect of employee stock plans	17	19
Weighted-average shares used to compute diluted net earnings per share	1,316	1,322

GAAP Net Earnings Per Share
Basic	$1.56	$0.67
Diluted	$1.54	$0.66

Non-GAAP Net Earnings Per Share
Basic	$2.18	$2.04
Diluted	$2.15	$2.02

(1)    The Company recorded a goodwill impairment charge of $905 million in the fourth quarter of fiscal 2022 as it was determined that the fair value of the HPC & AI and Software reporting units was below the carrying value of their net assets. Software is under the Corporate Investments and Other reportable segment.
(2)    Represents the amortization of basis difference adjustments related to H3C. The twelve months ended October 31, 2023 also included the Company's portion of intangible asset impairment charges from H3C of $8 million.
(3)    Effective at the beginning of the first quarter of fiscal 2023, the Company implemented certain organizational changes to align its segment financial reporting more closely with its current business structure. This resulted in the transfer of certain storage networking products, previously reported within the Storage reportable segment, to the Compute reportable segment. The Company reflected these changes to its segment information retrospectively to the earliest period presented, which primarily resulted in the transfer of net revenue and operating profit for each of the businesses as described above. These changes had no impact on the Company's previously reported consolidated results.
(4) Diluted net earnings per share reflects any dilutive effect of restricted stock awards, stock options and performance based awards, but the effect is excluded when calculating GAAP diluted net loss per share because it would be anti-dilutive.

Use of non-GAAP financial measures
To supplement Hewlett Packard Enterprise’s condensed consolidated financial statement information presented on a GAAP basis, Hewlett Packard Enterprise provides financial measures including revenue on a constant currency basis (including at the business segment level), non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin (non-GAAP earnings from operations as a percentage of net revenue), non-GAAP income tax rate, non-GAAP net earnings, non-GAAP diluted net earnings per share and free cash flow. Hewlett Packard Enterprise also provides forecasts of revenue growth on a constant currency basis, non-GAAP diluted net earnings per share, non-GAAP operating profit growth, and free cash flow.
These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States. The GAAP measure most directly comparable to revenue on a constant currency basis is revenue. The GAAP measure most directly comparable to non-GAAP gross profit is gross profit. The GAAP measure most directly comparable to non-GAAP gross profit margin is gross profit margin. The GAAP measure most directly comparable to non-GAAP operating profit (non-GAAP earnings from operations) is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating profit margin (non-GAAP earnings from operations as a percentage of net revenue) is operating profit margin. The GAAP measure most directly comparable to non-GAAP income tax rate is income tax rate. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted net earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to free cash flow is cash flow from operations. Reconciliations of each of these non-GAAP financial measures to their most directly comparable GAAP measures for this quarter and prior periods are included in the tables above or elsewhere in the materials accompanying this news release.
Usefulness of non-GAAP financial measures to investors
Hewlett Packard Enterprise believes that providing the non-GAAP financial measures stated above in addition to the related GAAP measures provides investors with greater transparency to the information used by Hewlett Packard Enterprise’s management in its financial and operational decision making and allows investors to see Hewlett Packard Enterprise’s results “through the eyes” of management. Hewlett Packard Enterprise further believes that providing this information provides Hewlett Packard Enterprise’s investors with a supplemental view to understand Hewlett Packard Enterprise’s historical and prospective operating performance and to evaluate the efficacy of the methodology and information used by Hewlett Packard Enterprise’s management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates the comparisons of Hewlett Packard Enterprise’s operating performance with the performance of other companies in Hewlett Packard Enterprise’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.
Economic substance of and material limitations associated with non-GAAP financial measures used by Hewlett Packard Enterprise
Net revenue on a constant currency basis assumes no change to the foreign exchange rate utilized in the comparable prior-year period. This measure assists investors with evaluating the past and future performance of the Company, without the impact of foreign exchange rates. Non-GAAP gross profit and non-GAAP gross profit margin are defined to exclude charges relating to the amortization of initial direct costs, stock-based compensation expense and disaster charges. Non-GAAP operating profit (non-GAAP earnings from operations) and non-GAAP operating profit margin (non-GAAP earnings from operations as a percentage of net revenue) consist of earnings from operations or earnings from operations as a percentage of net revenue excluding those same charges above and charges relating to the amortization of intangible assets, transformation costs, and acquisition, disposition and other related charges. Non-GAAP net earnings and non-GAAP diluted net earnings per share consist of net earnings or diluted net earnings per share excluding the charges previously stated, as well as tax indemnification and other adjustments, non-service net periodic benefit cost (credit), earnings from equity interests, impairment of investment, and adjustments for taxes. The Adjustments for taxes line item includes certain income tax valuation allowances and separation taxes, the impact of tax reform, structural rate adjustment, excess tax benefit from stock-based compensation, and adjustments for additional taxes or tax benefits associated with each non-GAAP item.
Hewlett Packard Enterprise believes that excluding the items mentioned above from these non-GAAP financial measures provides a supplemental view to management and investors of the consolidated financial performance of the Company without costs that Hewlett Packard Enterprise’s management does not believe are reflective of ongoing operating results. Exclusion of these items can have a material impact on the equivalent GAAP measure and cash flows thus limiting their use as analytical tools. These limitations are discussed below or elsewhere in the materials accompanying this news release. More specifically, Hewlett Packard Enterprise’s management excludes each of those items mentioned above for the following reasons:

•Amortization of initial direct costs represents the portion of lease origination costs incurred in prior fiscal years that do not qualify for capitalization under the new leasing standard. Hewlett Packard Enterprise excludes these costs as the Company elected the practical expedient under the new leasing standard. As a result, the Company did not adjust these historical costs to accumulated deficit. Hewlett Packard Enterprise believes that most financing companies did not elect this practical expedient and therefore the Company excludes these costs. Exclusion of these costs can have an impact on the equivalent GAAP earnings measure and HPE Financial Services segment results.
•Hewlett Packard Enterprise incurs charges relating to the amortization of intangible assets and excludes these charges for purposes of calculating these non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of Hewlett Packard Enterprise’s acquisitions. Consequently, Hewlett Packard Enterprise excludes these charges for purposes of calculating these non-GAAP measures, primarily because they are non-cash expenses and the Company’s internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Amortization of intangible assets, though not directly affecting Hewlett Packard Enterprise’s cash position, represents the loss in value of intangible assets over time and can have a material impact on the equivalent GAAP earnings measure.
•Transformation costs represent net costs related to the (i) HPE Next Plan and (ii) Cost Optimization and Prioritization Plan and include restructuring charges, program design and execution costs, costs incurred to transform the Company’s IT infrastructure, net gains from the sale of real estate and any impairment charges on real-estate identified as part of the initiatives. Hewlett Packard Enterprise excludes these costs as they are discrete costs related to two specific transformation programs that were announced in 2017 and 2020, respectively, as multi-year programs necessary to transform the business and IT infrastructure following material divestiture transactions in 2017 and in response to COVID-19 and an evolving product portfolio in fiscal 2020. The primary elements of the HPE Next and the Cost Optimization and Prioritization Plan have been substantially completed by October 31, 2023. The exclusion of the transformation program costs from the non-GAAP measures, as stated above, is to provide a supplemental measure of the Company’s operating results that do not include material HPE Next Plan and Cost Optimization and Prioritization Plan costs as the Company’s management does not believe such costs to be reflective of the ongoing operating cost structure. Further, the transformation costs for these plans have materially fluctuated since 2017, have been materially declining since 2021 and are not expected to be material beyond fiscal 2023. Hewlett Packard Enterprises management believes that non-GAAP measures excluding these costs are useful to management and investors for comparing operating performance across multiple periods.
•Disaster charges are primarily related to the exit of the Company’s businesses in Russia and Belarus and include credit losses of financing receivables and trade receivables, employee severance and abandoned assets. Disaster charges also include direct costs or recovery of these costs related to COVID-19 as a result of Hewlett Packard Enterprise-hosted, co-hosted, or sponsored event cancellations and subsequent shift to a virtual format. Hewlett Packard Enterprise excludes Disaster charges from these non-GAAP measures as the specific charges are non-recurring charges and not indicative of the operational performance of the Company’s business.
•Stock-based compensation expense consists of equity awards granted based on the estimated fair value of those awards at grant date. Although stock-based compensation is a key incentive offered to employees, Hewlett Packard Enterprise excludes these charges for the purpose of calculating these non-GAAP measures, primarily because they are non-cash expenses, and internal benchmarking analyses evidence that many industry participants and competitors present non-GAAP financial measures excluding stock-based compensation expense.
•Hewlett Packard Enterprise incurs costs related to its acquisition, disposition and other related charges. The charges are direct expenses, such as professional fees and retention costs, most of which are treated as non-cash or non-capitalized expenses. Charges may also include expenses associated with disposal activities including legal and arbitration settlements in connection with certain dispositions. Hewlett Packard Enterprise excludes these costs as these expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of acquisitions and divestitures, and internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding stock-based compensation expense.

•Tax indemnification and other adjustments are primarily related to changes to certain pre-separation and pre-divestiture tax liabilities and tax receivables for which Hewlett Packard Enterprise remains liable on behalf of the separated or divested business, but which may not be subject to indemnification. Hewlett Packard Enterprise excludes these income or charges and the associated tax impact for the purpose of calculating non-GAAP measures to facilitate an evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to operating performance in prior periods.
•Non-service net periodic benefit cost/credit includes certain market-related factors such as (i) interest cost, (ii) expected return on plan assets, (iii) amortization of prior plan amendments, (iv) amortized actuarial gains or losses, (v) the impacts of any plan settlements/curtailments and (vi) impacts from other market-related factors associated with Hewlett Packard Enterprise's defined benefit pension and post-retirement benefit plans. These market-driven retirement-related adjustments are primarily due to the change in pension plan assets and liabilities which are tied to financial market performance. Hewlett Packard Enterprise excludes these adjustments for purposes of calculating non-GAAP measures and considers them to be outside the operational performance of the business.
•Adjustment to earnings from equity interests includes the amortization of the basis difference in relation to the H3C divestiture and the resulting equity method investment in H3C. In the first fiscal quarter of 2023, this adjustment also included the Company's portion of intangible asset impairment charges from H3C. Hewlett Packard Enterprise believes that eliminating this amount for purposes of calculating non-GAAP measures facilitates the evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to operating performance in prior periods.
•In the fourth quarter of fiscal 2023, HPE recorded an impairment charge for an equity investment resulting from a permanent reduction of the investee’s assets. This adjustment was reflected in Interest and other, net in the Consolidated Statements of Earnings. HPE believes eliminating the impairment of investment for the purposes of calculating non-GAAP measures facilitates the evaluation of our current operating performance and comparisons to operating performance in prior periods.
•Hewlett Packard Enterprise utilizes a structural long-term projected non-GAAP income tax rate in order to provide consistency across the interim reporting periods and to eliminate the effects of items not directly related to the Company’s operating structure that can vary in size and frequency. When projecting this long-term rate, Hewlett Packard Enterprise evaluated a three-year financial projection. The projected rate assumes no incremental acquisitions in the three-year projection period and considers other factors including Hewlett Packard Enterprise’s expected tax structure, its tax positions in various jurisdictions and current impacts from key legislation implemented in major jurisdictions where Hewlett Packard Enterprise operates. For fiscal 2023 and 2022, the Company used a non-GAAP income tax rate of 14%. The non-GAAP income tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in Hewlett Packard Enterprise’s geographic earnings mix including due to acquisition activity, or other changes to the Company’s strategy or business operations. The Company will re-evaluate its long-term rate as appropriate. Hewlett Packard Enterprise believes that making these adjustments for purposes of calculating non-GAAP measures, facilitates a supplemental evaluation of the Company’s current operating performance and comparisons to past operating results.
•Free cash flow (“FCF”) is a non-GAAP measure that is defined as cash flow from operations, less net capital expenditures (investments in property, plant & equipment (“PP&E”) less proceeds from the sale of PP&E) and adjusted for the effect of exchange rate fluctuations on cash, cash equivalents, and restricted cash. FCF does not represent the total increase or decrease in cash for the period. Hewlett Packard Enterprise’s management and investors can use FCF for the purpose of determining the amount of cash available for investment in the Company’s businesses, repurchasing stock and other purposes as well as evaluating historical and prospective liquidity.
Compensation for material limitations with use of non-GAAP financial measures
These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Hewlett Packard Enterprise’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are that they can have a material impact on the equivalent GAAP earnings measures and cash flows, they may be calculated differently by other companies, limiting the usefulness of those measures for comparative purposes and may not reflect the full economic effect of the loss in value of certain assets. Hewlett Packard Enterprise compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as a supplement. Hewlett Packard Enterprise also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP financial measure for this quarter and prior periods within this news release and in other written materials that include these non-GAAP financial measures, and Hewlett Packard Enterprise encourages investors to review those reconciliations carefully.